UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 8, 2005, Mohawk International Holdings S.à r.l, an indirect subsidiary of Mohawk, entered into a €130 million, or approximately $150 million, five-year unsecured, revolving credit facility.  Mohawk has guaranteed the obligations of Mohawk International and any of Mohawk's other subsidiaries that become borrowers under this facility.  Mohawk International entered into the facility in connection with the closing of the transactions contemplated by the Share Purchase Agreement dated July 2, 2005, by and between Cigales SAK and Mohawk, pursuant to which an indirect subsidiary of Mohawk acquired all of the outstanding shares of Unilin Holdings NV.  Additional details regarding this facility are set forth in Item 2.03 of this report.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As noted in Item 1.01 of this report, on November 8, 2005, Mohawk International Holdings S.à r.l, an indirect subsidiary of Mohawk, entered into a €130 million, or approximately $150 million, five-year unsecured, revolving credit facility.  This facility matures on November 8, 2010.  This facility bears interest at EURIBOR plus an indexed amount based on the senior, unsecured, long-term debt rating of Mohawk.  Mohawk has guaranteed the obligations of Mohawk International and any of Mohawk's other subsidiaries that become borrowers under this facility.  The proceeds of this facility will be used for general corporate purposes.

The facility includes certain covenants and events of default that impose restrictions on Mohawk's financial and business operations.  These covenants and events of default are substantially the same as the covenants and defaults of the approximately $1.5 billion five-year senior, unsecured, revolving credit and term loan facility and the $1.5 billion 364-day senior, unsecured, bridge term loan facility entered into by Mohawk on October 28, 2005.

The foregoing summary of the facility is qualified in its entirety by reference to the facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits

10.1 Five Year Credit Agreement dated as of November 8, 2005, by and among Mohawk International Holdings S.à r.l., each of the Banks party thereto from time to time, and KBC Bank, N.V., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: November 9, 2005 By: /s/ MICHEL S. VERMETTE
Michel S. Vermette
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

10.1 Five Year Credit Agreement dated as of November 8, 2005, by and among Mohawk International Holdings S.à r.l., each of the Banks party thereto from time to time, and KBC Bank, N.V., as Administrative Agent.